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                                                                      EXHIBIT 99

                                                                    May 16, 2003

CONTACT: William S. Aichele
         UNIVEST CORPORATION OF PENNSYLVANIA
         President and Chief Executive Officer
         215-721-2457

FOR IMMEDIATE RELEASE

             UNIVEST CORPORATION TO ACQUIRE SUBURBAN COMMUNITY BANK

       Move further solidifies Univest's presence in Bucks County Market.

Souderton, PA - Univest Corporation of Pennsylvania ("Univest") (OTC: UVSP), parent company of Univest National Bank & Trust Co., Univest Insurance, Inc. and Univest Investments, Inc., today announced a definitive agreement ("Agreement") for Suburban Community Bank ("Suburban") (Pink Sheets: SBUP) to merge with and into Univest National Bank and Trust Co. Founded in 1996, Suburban is a $86 million asset commercial bank headquartered in Feasterville, Pennsylvania, operating two community offices in Bucks County. This transaction marks Univest's second acquisition in Bucks County in under four months. In January 2003, Univest announced its intention to acquire First County Bank, a $139 million asset commercial bank headquartered in Doylestown, Pennsylvania. Upon completion of the First County Bank and Suburban acquisitions, Univest will increase its market share in Bucks County by adding over $220 million in assets and seven community offices.

         The basic terms of the Agreement call for the payment of $20.00 in cash for each share of outstanding Suburban common stock. As of December 31, 2002, Suburban had 1,040,337 shares of common stock outstanding. Options for 303,525 shares of Suburban common stock and warrants for 35,095 shares of Suburban common stock will be cancelled and extinguished in consideration and exchange for the right to receive a cash payment equal to $20.00 less the respective exercise price and applicable taxes. The aggregate consideration of the transaction is approximately $24.1 million.

                                     -MORE-

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UNIVEST CORPORATION
Univest Acquired Suburban Community Bank
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         The merger is expected to be accretive to Univest earnings by the end of the first full year after the merger. As with any earnings estimate, there are factors that could cause the actual results to differ materially, including, but not limited to, the factors discussed in Univest's filings with the Securities and Exchange Commission.

         William S. Aichele, Univest's President and Chief Executive Officer said, "We have long held a strong admiration and respect for Suburban as it has grown and prospered from its "de novo" roots. Suburban has attained an impressive record of profitable growth over the past seven years and has developed a strong position in its marketplace. Suburban's two locations are a tremendous fit as they complement and further round out our market presence in demographically attractive Bucks County. As we have previously stated, increasing our market share in Bucks County has been a strategic goal of Univest. We are pleased that we have and continue to make significant strides in achieving this goal."

         H. Paul Lewis, President and Chief Executive Officer for Suburban will become an Executive Vice President with Univest and the Univest National Bank & Trust Co. In addition, Mr. Lewis will be invited to join Univest's Bucks County Advisory Board. In his role as an Executive Vice President, Mr. Lewis will be responsible for continued growth and expansion throughout the market area. Lewis said, "I am pleased to be joining the Univest team. With the depth of Univest's products and services, larger capital base, expanded branch presence and true community banking attitude, we will be able to greatly increase our level of service to our customer base. We couldn't be more enthused about the partnership with Univest. Univest has an excellent reputation for honesty, integrity, and performance and we are extremely pleased to be joining such an exceptional organization."

         Boenning & Scattergood, Inc. served as financial advisor to Univest, and Danielson Associates Inc. served as financial advisor to Suburban. Fox Rothschild LLP provided legal counsel for Univest and Duane Morris LLP provided legal counsel for Suburban.

         Univest Corporation and its subsidiaries, Univest National Bank and Trust Co., Univest Insurance, Inc. and Univest Investments, Inc., provide community support, leadership, and strong

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UNIVEST CORPORATION
Univest Acquires Suburban Community Bank
Page 3

performance in the financial services industry to over 25 Bucks and Montgomery County communities.

         When used or incorporated by reference in disclosure documents, the words "anticipate," "estimate," "expect," "project," "target," "goal" and similar expressions are intended to identify forward-looking statements within the meaning of section 27A of the Securities Act of 1933. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including those set forth in Univest's filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, expected or projected. These forward-looking statements speak only as of the date of this release. Univest expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein to reflect any change in Univest's expectations with regard to any change in events, conditions or circumstances on which any such statement is based.

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